Exhibit (e)(2)

Appendix A

Individual Series of Master Investment Portfolio

Active Stock Master Portfolio

Total International ex U.S. Index Master Portfolio

U.S. Total Bond Index Master Portfolio

CoreAlpha Bond Master Portfolio

S&P 500 Index Master Portfolio

International Tilts Master Portfolio

LifePath® Dynamic Retirement Master Portfolio

LifePath® Dynamic 2020 Master Portfolio

LifePath® Dynamic 2025 Master Portfolio

LifePath® Dynamic 2030 Master Portfolio

LifePath® Dynamic 2035 Master Portfolio

LifePath® Dynamic 2040 Master Portfolio

LifePath® Dynamic 2045 Master Portfolio

LifePath® Dynamic 2050 Master Portfolio

LifePath® Dynamic 2055 Master Portfolio

LifePath® Dynamic 2060 Master Portfolio

Large Cap Index Master Portfolio

LifePath® Index Retirement Master Portfolio

LifePath® Index 2020 Master Portfolio

LifePath® Index 2025 Master Portfolio

LifePath® Index 2030 Master Portfolio

LifePath® Index 2035 Master Portfolio

LifePath® Index 2040 Master Portfolio

LifePath® Index 2045 Master Portfolio

LifePath® Index 2050 Master Portfolio

LifePath® Index 2055 Master Portfolio

LifePath® Index 2060 Master Portfolio

Money Market Master Portfolio

Prime Money Market Master Portfolio

Treasury Money Market Master Portfolio

Dated: April 1, 2010

Amended: May 19, 2010

Amended: February 14, 2011

Amended: May 17, 2011

Amended: November 18, 2011

Amended: September 18, 2013

Amended: November 20, 2015

Amended: February 23, 2017

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